AGREEMENT made this 15th day of May 2006, by and between Biotechnology Partners Business Trust whose address is Two Gateway Center 603 Stanwix Street, Pittsburgh, Pennsylvania 15222, hereinafter referred to as "CONSULTANT", and Frezer, Inc, whose principal place of business Is 1010 University Avenue, Suite 40, San Diego, CA 92103 its subsidiaries, affiliates, and assigns, hereinafter referred to as "Company".

WHEREAS, the CONSULTANT has assisted the Company in negotiating that agreement by and between Applied Fluids Engineering, Inc., ("AFE") and the Company ("AFE Agreement") (Appendix A)

WHEREAS, the Company has engaged CONSULTANT as of January 18, 2006 by issuing a retainer check of $50,000 (with an official start date of February 1, 2006) and by issuing additional payments of $80,000 as an independent contractor and not as an employee to assist the Company in accordance with the Terms and Conditions of this Agreement, the purpose of which is to memorialize those Terms and Conditions.

WHEREAS, CONSULTANT desires to assist the Company in accordance with the Terms and Conditions of this Agreement

THEREFORE, It Is Agreed as follows

1. Term. The respective duties and obligations of the contracting parties shall be for a period of One Year commencing on February 1, 2006.

2. Liability. The CONSULTANT shall not be liable to the Company, or to anyone who may claim any right due to any relationship with the Company, for any acts or omissions in the performance of services on the part of the CONSULTANT or on the part of the agents or employees of the CONSULTANT, except when said acts or omissions of the CONSULTANT are due to willful misconduct or gross negligence. The Company shall hold the CONSULTANT free and harmless from any obligations, costs, claims, judgments, attorneys1 fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this Agreement or In any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of the CONSULTANT and the CONSULTANT is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

3. Representations and Warranties

(a) Company hereby represents and warrants to CONSULTANT as follows:

(i) Corporate Existence of Company, Company (a) is a corporation duly formed, validly existing and in good standing under the laws of its State of Incorporation; and (b) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

(II) No Conflicts. None of the execution, delivery and performance of this Agreement by Company, or the consummation of the transactions contemplated hereby and thereby (a) constitutes or will constitute a violation of the organizational documents of Company, (b) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any Indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Company Is a party or by which Company or any of Its properties may be bound, (c) violates or will violate any statute, law or regulation or any order, judgment, decree or Injunction of any court or Governmental Authority directed to Company or any of Its properties in a proceeding to which its property is or was a party,

(b) CONSULTANT hereby represents and warrant to Company as follows:

(i) Corporate Existence of CONSULTANT, CONSULTANT (a) is a Business Trust duly formed, validly existing and in good standing under the laws of the states of Pennsylvania and (b) has all requisite power and authority, consents and approvals necessary to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

(ii) No Conflicts. None of the execution, delivery and performance of this Agreement by CONSULTANT, or the consummation of the transactions contemplated hereby and thereby (a) constitutes or will constitute a violation of the organizational documents of CONSULTANT, (b) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which CONSULTANT is a party or by which CONSULTANT or any of its properties may be bound, (c) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or Governmental Authority directed to CONSULTANT or any of their properties In a proceeding to which Its property is or was a party.

4, Scope of Services. CONSULTANT shall assist the Company and / or Company's legal counsel in:

(a) The acquisition of any and all equipment required In order to establish a Stem Cell banking facility licensed by the State of California and registered with the PDA ("Stem Cell Bank")

(b) The identification, screening and hiring of all appropriate qualified personnel which may be required by Stem Cell Bank

(c) Training, if required or requested by the Company, of Company personnel

In procedures necessary in order to implement Good Manufacturing Practices (cGMP) and Good Tissue Practices (cGTP) in relation to the Stem Cell Bank

(d) Assistance in preparation of any and all documentation required in order that the Stem Cell Bank may be licensed by the State of California and registered with the PDA

(e) Audit and oversee the activities of AFE pursuant to the AFE Agreement

Company acknowledges that services pursuant to (a) (b) (c) and (d) have commenced prior to the date of this Agreement.

5. Consideration, As consideration for entering into this Agreement and performing services hereunder, Company agrees that:

CONSULTANT shall be compensated in the amount of One Hundred Thirty Thousand Dollars ($130,000), prior receipt of which has been acknowledged by CONSULTANT.   CONSULTANT shall also receive 600,000 restricted common shares of Frezer Inc. stock.

6. No Legal Advice. CONSULTANT'S scope of services shall be in the area of advice regarding form and content of documentation required by the appropriate regulatory bodies and shall in no way constitute legal advice nor shall CONSULTANT be required to undertake any activity which may be considered the practice of law.

7.  Binding Effect and Assignment, This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns. This Agreement shall not be assignable by Company, in whole or in part, without CONSULTANT'S prior consent In Its sole discretion and also shall not be assignable by CONSULTANT, In whole or in part, without Company's consent In its sole discretion.

8. Entire Agreement. This Agreement represents the full and complete agreement between the parties and supersedes all previous agreements between the parties. Any supplemental amendments to this Agreement shall not be binding upon either party unless executed in writing by the parties hereto.

9. Invalid by Operation of Law, If any section or part of this Agreement is held to be invalid by operation of law or by any tribunal of competent jurisdiction, or if compliance with or enforcement of any section or part should be restrained by such tribunal, the remainder of the Agreement shall not be affected thereby and the parties shall enter into Immediate negotiations for the purpose of arriving at a mutually satisfactory replacement for such section or part.

10. Liquidated Damages. In the event of a breach in this Agreement by CONSULTANT, CONSULTANT agrees to pay Liquidated Damages to Company in the amount of $100,000.

10. This Agreement shall be governed by the laws of the State of California. Any action to enforce this agreement shall be brought in the federal or state courts located In San Diego County, California.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the 15th day of May 2006.

By:

s/David R. Koos

s/Timothy G Foat

Timothy G. foet CONSULTANT By Its; Trustee

David R. Koos

Frezer Inc.

By Its: Chairman & CEO